Exhibit 99.1

NEWS RELEASE
For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Very Strong Third Quarter Results:

•                  Net sales up 17.4%.

•                  Adjusted EBITDA from continuing operations up 41.3%.

•                  As reported EPS from continuing operations of $0.95 vs. $0.49.

•                  As adjusted EPS from continuing operations of $1.06 vs. $0.51.

Princeton, New Jersey; October 19, 2011 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today reported earnings per share from continuing operations of $0.95 for the third quarter of 2011 as compared to $0.49 for the same period in the prior year. Rockwood’s as adjusted earnings per share increased to $1.06 in the third quarter of 2011 from $0.51 for the same period in the prior year.

Seifi Ghasemi, Chairman and Chief Executive Officer, said, “This quarter’s superior results are further confirmation of the fundamental strength of Rockwood’s unique portfolio of inorganic specialty chemicals. This quality, combined with our constant focus on productivity, enabled us to achieve a record Adjusted EBITDA margin of 24.1 percent for the quarter. Continued strong volume growth in our lithium, surface treatment and clay-based additives businesses, combined with improved pricing in titanium dioxide and lithium, enabled us to more than double our adjusted EPS for the quarter. All of our business units have improved performance versus last year, and we generated a very strong free cash flow of $135 million for the third quarter.”

The highlights from continuing operations for the third quarter and nine months ended September 30, 2011 are as follows:

•                  Net sales were $940.9 million for the third quarter of 2011, up 17.4% compared to $801.2 million for the same period in the prior year.  Net sales were $2,854.9 million for the nine months ended September 30, 2011, up 19.3% compared to $2,393.3 million for the same period in the prior year.

•                  Adjusted EBITDA was $226.9 million for the third quarter of 2011, up 41.3% compared to $160.6 million for the same period in the prior year. Adjusted EBITDA was $667.1 million for the nine months ended September 30, 2011, up 38.8% compared to $480.7 million for the same period in the prior year.

•                  On a constant-currency basis, net sales and Adjusted EBITDA were up 10.4% and 32.1%, respectively, for the third quarter of 2011 and were up 13.3% and 31.2%, respectively, for the nine months ended September 30, 2011 compared to the same period in the prior year.

•                  Net income attributable to Rockwood Holdings, Inc. for the third quarter of 2011 was $75.9 million, including after-tax net special charges of $8.8 million. Net income attributable to Rockwood Holdings, Inc. for the third quarter of 2010 was $38.0 million, including after-tax net special charges of $2.1 million.

Net income attributable to Rockwood Holdings, Inc. for the nine months ended September 30, 2011 was $228.1 million, including after-tax net special charges of $20.4 million. Net income attributable to Rockwood Holdings, Inc. for the nine months ended September 30, 2010 was $116.2 million, including income of $5.7 million related to after-tax net special items.

•                  Diluted earnings per share for the third quarter of 2011 were $0.95, including after-tax net special charges of $0.11. Excluding net special charges, diluted earnings per share were $1.06 in the third quarter of 2011. Diluted earnings per share for the third quarter of 2010 were $0.49, including after-tax net special charges of $0.02. Excluding net special charges, diluted earnings per share were $0.51 in the third quarter of 2010.

Diluted earnings per share for the nine months ended September 30, 2011 were $2.85, including after-tax net special charges of $0.26. Excluding net special charges, diluted earnings per share were $3.11 for the nine months ended September 30, 2011. Diluted earnings per share for the nine months ended September 30, 2010 were $1.50, including income of $0.08 related to after-tax net special items. Excluding net special items, diluted earnings per share were $1.42 for the nine months ended September 30, 2010.

•                  See reconciliations of net income/EPS as reported to net income/EPS as adjusted at the end of this release for details of the special charges/items discussed above.

Commenting on the outlook, Mr. Ghasemi said, “Rockwood continues to benefit from the fundamental strengths of a focused portfolio of specialty businesses. Demand for our products is strong, and we continue to see solid order patterns across our businesses. We expect to maintain our margins and are optimistic about our prospects. We intend to use our strong cash flow to invest in organic growth and to reduce leverage in line with our long-term objectives.”

Third quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales and Adjusted EBITDA increased 17.4% and 22.2%, respectively.

•                  In our Fine Chemicals business, higher volumes of lithium products, as well as increased selling prices, were partially offset by higher raw material costs primarily in our Metal Sulfides business.

•                  In our Surface Treatment business, increased selling prices, as well as higher volumes in most markets, particularly in automotive and general industrial, were partially offset by higher raw material costs.

•                  Performance Additives:  Net sales and Adjusted EBITDA increased 6.9% and 7.0%, respectively.

•                  Net sales and Adjusted EBITDA were up from increased selling prices, as well as higher volumes of specialty coatings and oilfield applications in our Clay-based Additives business.

•                  Adjusted EBITDA was negatively impacted by lower volumes in our Color Pigments and Services and Timber Treatment Chemicals businesses and higher raw material costs.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA increased 31.1% and 119.0%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher selling prices and, to a lesser extent, a favorable product mix.

•                  Adjusted EBITDA was negatively impacted by lower volumes and higher production, raw material and energy costs.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA increased 11.6% and 17.9%, respectively.

•                  Net sales and Adjusted EBITDA were up from higher volumes in most product applications, particularly cutting tool and mechanical applications.

•                  Adjusted EBITDA was favorably impacted by lower maintenance costs.

Other Items:

•                  Interest expense, net decreased $12.3 million in the third quarter of 2011 compared to the same period in the prior year. The third quarter of 2011 included non-cash losses of $3.9 million and the third quarter of 2010 included non-cash gains of $1.2 million, representing the movement in the mark-to-market valuation of our interest rate swaps. Excluding the impact of these losses and gains, interest expense, net decreased $17.4 million primarily due to debt repayments and lower interest rates related to the refinancing of our senior secured term loans in February 2011.

•                  Income taxes. The effective income tax rate for the third quarter of 2011 was 28.2% and was favorably impacted by a beneficial foreign earnings mix and certain domestic income that was not tax effected.

•                  Free cash flow was an inflow of $135.0 million for the third quarter of 2011 and consisted of net cash provided by operating activities of continuing operations of $201.9 million plus special items and other, net of $3.7 million, less capital expenditures, net of $70.6 million.

•                  Net debt, which is total debt less cash and cash equivalents, was $1,371.3 million as of September 30, 2011 compared to $1,836.9 million as of December 31, 2010. The decrease in net debt was primarily due to proceeds from the sale of our AlphaGary plastic compounding business in January 2011 and cash generated from operations in the nine months ended September 30, 2011.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the third quarter ended September 30, 2011 on Wednesday, October 19th, 2011 at 11:00 am Eastern Time. The dial-in number to access the conference call in the U.S. is (800) 230-1059 and the international dial-in number is (612) 234-9960. No access code is needed for either call. A replay of the conference call will be available through November 2nd, 2011 at (800) 475-6701 in the U.S., access code: 216735, and internationally at (320) 365-3844, access code: 216735.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on this site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income/diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities of continuing operations plus special items and other, net less capital expenditures, net (includes proceeds on the sale of property, plant and equipment and proceeds from government grants received; excludes sales of property, plant and equipment related to sales of businesses).  Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,700 people and annual net sales of approximately $3.2 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s periodic reports on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Net sales	$940.9	$801.2	$2,854.9	$2,393.3
Cost of products sold	609.4	535.2	1,856.7	1,601.5
Gross profit	331.5	266.0	998.2	791.8

Selling, general and administrative expenses	176.0	167.7	537.8	501.8
Restructuring and other severance costs	4.5	1.5	9.5	2.8
Asset write-downs and other	—	0.1	0.3	2.4
Operating income	151.0	96.7	450.6	284.8

Other expenses, net:
Interest expense, net (a)	(26.3)	(38.6)	(74.0)	(116.7)
Loss on early extinguishment/modification of debt	(0.1)	(1.6)	(16.6)	(1.6)
Foreign exchange (loss) gain on financing activities, net	(2.4)	0.9	1.8	0.8
Other, net	—	—	(0.1)	0.5
Other expenses, net	(28.8)	(39.3)	(88.9)	(117.0)

Income from continuing operations before taxes	122.2	57.4	361.7	167.8
Income tax provision	34.4	16.4	101.0	46.4
Income from continuing operations	87.8	41.0	260.7	121.4
Income from discontinued operations, net of tax	—	2.5	0.9	13.6
Gain on sale of discontinued operations, net of tax	—	—	119.4	—
Net income	87.8	43.5	381.0	135.0
Net income attributable to noncontrolling interest	(11.9)	(3.0)	(32.6)	(5.2)
Net income attributable to Rockwood Holdings, Inc.	$75.9	$40.5	$348.4	$129.8

Amounts attributable to Rockwood Holdings, Inc.:
Income from continuing operations	$75.9	$38.0	$228.1	$116.2
Income from discontinued operations	—	2.5	120.3	13.6
Net income	$75.9	$40.5	$348.4	$129.8

Basic earnings per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$0.99	$0.51	$2.98	$1.55
Earnings from discontinued operations (b)	—	0.03	1.58	0.19
Basic earnings per share	$0.99	$0.54	$4.56	$1.74

Diluted earnings per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$0.95	$0.49	$2.85	$1.50
Earnings from discontinued operations (b)	—	0.03	1.51	0.17
Diluted earnings per share	$0.95	$0.52	$4.36	$1.67

Weighted average number of basic shares outstanding	76,703	75,199	76,430	74,735
Weighted average number of diluted shares outstanding	80,030	78,086	79,907	77,671

(a) Interest expense, net includes:
Interest expense on debt, net	$(21.2)	$(38.4)	$(71.3)	$(121.1)
Mark-to-market (losses) gains on interest rate swaps	(3.9)	1.2	1.0	8.9
Deferred financing costs	(1.2)	(1.4)	(3.7)	(4.5)
Total	$(26.3)	$(38.6)	$(74.0)	$(116.7)

(b) Primarily relates to the gain on sale of the AlphaGary plastic compounding business for the nine months ended September 30, 2011.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$357.9	$324.1
Accounts receivable, net	512.5	436.8
Inventories	608.7	541.8
Deferred income taxes	22.3	82.6
Prepaid expenses and other current assets	60.1	79.2
Assets of discontinued operations (a)	—	154.1
Total current assets	1,561.5	1,618.6
Property, plant and equipment, net	1,588.1	1,566.9
Goodwill	877.3	877.1
Other intangible assets, net	536.8	587.6
Deferred debt issuance costs, net	15.7	17.2
Deferred income taxes	17.8	18.4
Other assets	42.3	38.5
Total assets	$4,639.5	$4,724.3
LIABILITIES
Current liabilities:
Accounts payable	$223.7	$249.6
Income taxes payable	46.3	20.2
Accrued compensation	157.4	165.2
Accrued expenses and other current liabilities	162.0	164.9
Deferred income taxes	2.6	2.6
Long-term debt, current portion	64.8	465.7
Liabilities of discontinued operations (a)	—	27.6
Total current liabilities	656.8	1,095.8
Long-term debt	1,664.4	1,695.3
Pension and related liabilities	403.7	399.6
Deferred income taxes	110.1	77.9
Other liabilities	102.6	104.3
Total liabilities	2,937.6	3,372.9
Restricted stock units	12.3	10.1
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 76,905 shares issued and 76,811 shares outstanding at September 30, 2011; 400,000 shares authorized, 75,991 shares issued and 75,897 shares outstanding at December 31, 2010)	0.8	0.8
Paid-in capital	1,219.6	1,202.6
Accumulated other comprehensive income	93.9	132.7
Retained earnings (deficit)	65.6	(282.8)
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	1,378.5	1,051.9
Noncontrolling interest	311.1	289.4
Total equity	1,689.6	1,341.3
Total liabilities and equity	$4,639.5	$4,724.3

(a) The assets and liabilities of the AlphaGary plastic compounding business sold in January 2011 have been accounted for as a discontinued operation.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Nine months ended
	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$381.0	$135.0
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(0.9)	(13.6)
Gain on sale of discontinued operations, net of tax	(119.4)	—
Depreciation and amortization	200.2	188.4
Deferred financing costs amortization	3.7	4.5
Loss on early extinguishment/modification of debt	16.6	1.6
Foreign exchange gain on financing activities, net	(1.8)	(0.8)
Fair value adjustment of derivatives	(1.0)	(8.9)
Bad debt provision	—	(0.6)
Stock-based compensation	9.8	9.6
Deferred income taxes	21.3	23.9
Asset write-downs and other	0.3	2.3
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(79.6)	(68.9)
Inventories	(71.4)	(20.4)
Prepaid expenses and other assets	3.5	(3.4)
Accounts payable	(18.8)	(12.1)
Income taxes payable	34.6	0.4
Accrued expenses and other liabilities	(11.4)	110.3
Net cash provided by operating activities of continuing operations	366.7	347.3
Net cash (used in) provided by operating activities of discontinued operations	(1.8)	3.3
Net cash provided by operating activities	364.9	350.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(191.4)	(116.1)
Government grants received	9.8	1.5
Acquisitions, including payments for prior acquisitions	(0.8)	(0.9)
Proceeds on sale of assets	0.7	2.0
Net cash used in investing activities of continuing operations	(181.7)	(113.5)
Net cash provided by (used in) investing activities of discontinued operations, representing net sale proceeds in 2011	300.7	(1.6)
Net cash provided by (used in) investing activities	119.0	(115.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	14.2	19.2
Repayment of Titanium Dioxide Pigments revolving credit facility	—	(14.3)
Prepayment of senior secured debt	(408.9)	(200.2)
Repayment of senior secured debt	(25.7)	(30.3)
Proceeds from other borrowings	—	19.3
Payments on other long-term debt	(2.9)	(45.2)
Loan repayments to noncontrolling shareholders	(5.0)	—
Deferred financing costs	(5.3)	(0.3)
Fees related to early extinguishment/modification of debt	(13.4)	—
Distribution to noncontrolling shareholder	(9.8)	—
Net cash used in financing activities	(456.8)	(251.8)
Effect of exchange rate changes on cash and cash equivalents	(9.9)	(1.1)
Net increase (decrease) in cash and cash equivalents	17.2	(17.4)
Less net (decrease) increase in cash and cash equivalents from discontinued operations	(16.6)	1.7
Increase (decrease) in cash and cash equivalents from continuing operations	33.8	(19.1)
Cash and cash equivalents of continuing operations, beginning of period	324.1	286.2
Cash and cash equivalents of continuing operations, end of period	$357.9	$267.1

Supplemental disclosures of cash flow information:
Interest paid	$73.1	$112.8
Income taxes paid, net of refunds	45.1	26.3
Non-cash investing activities:
Acquisition of capital equipment	21.9	12.1

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	September 30,
($ in millions)	2011	2010	% Change
Specialty Chemicals	$333.0	$283.6	17.4%
Performance Additives	200.7	187.8	6.9
Titanium Dioxide Pigments	252.6	192.7	31.1
Advanced Ceramics	146.2	131.0	11.6
Corporate and other	8.4	6.1	37.7
Total (a)	$940.9	$801.2	17.4%

	Adjusted EBITDA
	Three Months Ended
	September 30,
($ in millions)	2011	2010	% Change
Specialty Chemicals	$86.5	$70.8	22.2%
Performance Additives	36.5	34.1	7.0
Titanium Dioxide Pigments	74.9	34.2	119.0
Advanced Ceramics	47.5	40.3	17.9
Corporate and other	(18.5)	(18.8)	1.6
Adjusted EBITDA from continuing operations	226.9	160.6	41.3
Discontinued operations - Plastic Compounding	—	8.5	(100.0)
Total Adjusted EBITDA	$226.9	$169.1	34.2%

(a) Excludes net sales of $59.7 million for the three months ended September 30, 2010 from the AlphaGary plastic compounding business that was sold in January 2011. The results of this business have been accounted for as a discontinued operation in the condensed consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Nine Months Ended
	September 30,
($ in millions)	2011	2010	% Change
Specialty Chemicals	$1,025.0	$860.5	19.1%
Performance Additives	614.7	564.4	8.9
Titanium Dioxide Pigments	735.4	564.1	30.4
Advanced Ceramics	455.3	385.3	18.2
Corporate and other	24.5	19.0	28.9
Total (a)	$2,854.9	$2,393.3	19.3%

	Adjusted EBITDA
	Nine Months Ended
	September 30,
($ in millions)	2011	2010	% Change
Specialty Chemicals	$265.8	$218.0	21.9%
Performance Additives	117.4	100.6	16.7
Titanium Dioxide Pigments	193.1	94.5	104.3
Advanced Ceramics	146.4	117.9	24.2
Corporate and other	(55.6)	(50.3)	(10.5)
Adjusted EBITDA from continuing operations	667.1	480.7	38.8
Discontinued operations - Plastic Compounding	0.2	25.6	(99.2)
Total Adjusted EBITDA	$667.3	$506.3	31.8%

(a) Excludes net sales of $3.9 million and $176.0 million for the nine months ended September 30, 2011 and 2010, respectively, from the AlphaGary plastic compounding business that was sold in January 2011. The results of this business have been accounted for as a discontinued operation in the condensed consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2011	2010	Change in $	Change in %
Net Sales:
Specialty Chemicals	$333.0	$283.6	$49.4	17.4%
Performance Additives	200.7	187.8	12.9	6.9
Titanium Dioxide Pigments	252.6	192.7	59.9	31.1
Advanced Ceramics	146.2	131.0	15.2	11.6
Corporate and other	8.4	6.1	2.3	37.7
Total	$940.9	$801.2	$139.7	17.4%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$17.3	$32.1	11.3%
Performance Additives	5.9	7.0	3.7
Titanium Dioxide Pigments	21.4	38.5	20.0
Advanced Ceramics	11.1	4.1	3.1
Corporate and other	0.7	1.6	26.2
Total	$56.4	$83.3	10.4%

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2011	2010	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$86.5	$70.8	$15.7	22.2%
Performance Additives	36.5	34.1	2.4	7.0
Titanium Dioxide Pigments	74.9	34.2	40.7	119.0
Advanced Ceramics	47.5	40.3	7.2	17.9
Corporate and other	(18.5)	(18.8)	0.3	1.6
Adjusted EBITDA from continuing operations	226.9	160.6	66.3	41.3
Discontinued operations - Plastic Compounding	—	8.5	(8.5)	(100.0)
Total Adjusted EBITDA	$226.9	$169.1	$57.8	34.2%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$3.8	$11.9	16.8%
Performance Additives	1.2	1.2	3.5
Titanium Dioxide Pigments	6.3	34.4	100.6
Advanced Ceramics	3.7	3.5	8.7
Corporate and other	(0.2)	0.5	2.7
Adjusted EBITDA from continuing operations	14.8	51.5	32.1
Discontinued operations - Plastic Compounding	—	(8.5)	(100.0)
Total Adjusted EBITDA	$14.8	$43.0	25.4%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2011	2010	Change in $	Change in %
Net Sales:
Specialty Chemicals	$1,025.0	$860.5	$164.5	19.1%
Performance Additives	614.7	564.4	50.3	8.9
Titanium Dioxide Pigments	735.4	564.1	171.3	30.4
Advanced Ceramics	455.3	385.3	70.0	18.2
Corporate and other	24.5	19.0	5.5	28.9
Total	$2,854.9	$2,393.3	$461.6	19.3%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$49.5	$115.0	13.4%
Performance Additives	17.4	32.9	5.8
Titanium Dioxide Pigments	48.9	122.4	21.7
Advanced Ceramics	26.7	43.3	11.2
Corporate and other	1.7	3.8	20.0
Total	$144.2	$317.4	13.3%

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2011	2010	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$265.8	$218.0	$47.8	21.9%
Performance Additives	117.4	100.6	16.8	16.7
Titanium Dioxide Pigments	193.1	94.5	98.6	104.3
Advanced Ceramics	146.4	117.9	28.5	24.2
Corporate and other	(55.6)	(50.3)	(5.3)	(10.5)
Adjusted EBITDA from continuing operations	667.1	480.7	186.4	38.8
Discontinued operations - Plastic Compounding	0.2	25.6	(25.4)	(99.2)
Total Adjusted EBITDA	$667.3	$506.3	$161.0	31.8%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$10.6	$37.2	17.1%
Performance Additives	3.7	13.1	13.0
Titanium Dioxide Pigments	13.3	85.3	90.3
Advanced Ceramics	9.1	19.4	16.5
Corporate and other	(0.4)	(4.9)	(9.7)
Adjusted EBITDA from continuing operations	36.3	150.1	31.2
Discontinued operations - Plastic Compounding	—	(25.4)	(99.2)
Total Adjusted EBITDA	$36.3	$124.7	24.6%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended September 30, 2011

Income (loss) from continuing operations before taxes	$54.7	$18.3	$47.2	$27.4
Interest expense, net	8.5	2.2	6.1	5.2
Depreciation and amortization	19.6	14.6	18.2	13.3
Restructuring and other severance costs	2.9	1.1	—	0.4
Systems/organization establishment expenses	0.1	0.2	—	—
Acquisition and disposal costs	—	—	—	0.1
Loss on early extinguishment/modification of debt	0.1	—	—	—
Asset write-downs and other	(0.1)	—	—	0.1
Foreign exchange loss on financing activities, net	0.5	0.2	—	1.0
Other	0.2	(0.1)	3.4	—
Total Adjusted EBITDA	$86.5	$36.5	$74.9	$47.5

	Corporate and
($ in millions)	other	Consolidated
Three months ended September 30, 2011

Income (loss) from continuing operations before taxes	$(25.4)	$122.2
Interest expense, net	4.3	26.3
Depreciation and amortization	1.3	67.0
Restructuring and other severance costs	0.1	4.5
Systems/organization establishment expenses	—	0.3
Acquisition and disposal costs	0.1	0.2
Loss on early extinguishment/modification of debt	—	0.1
Asset write-downs and other	—	—
Foreign exchange loss on financing activities, net	0.7	2.4
Other	0.4	3.9
Total Adjusted EBITDA	$(18.5)	$226.9

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended September 30, 2010

Income (loss) from continuing operations before taxes	$37.6	$11.8	$14.0	$20.8
Interest expense, net	15.1	7.6	4.2	6.8
Depreciation and amortization	18.4	14.0	16.2	12.0
Restructuring and other severance costs	0.1	0.3	—	0.7
Systems/organization establishment expenses	0.1	—	—	—
Acquisition and disposal costs	(0.1)	0.1	—	—
Loss on early extinguishment/modification of debt	0.7	0.3	—	0.4
Asset write-downs and other	0.1	—	—	—
Foreign exchange (gain) loss on financing activities, net	(1.2)	(0.1)	—	(0.4)
Other	—	0.1	(0.2)	—
Adjusted EBITDA from continuing operations	70.8	34.1	34.2	40.3
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$70.8	$34.1	$34.2	$40.3

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Three months ended September 30, 2010

Income (loss) from continuing operations before taxes	$—	$(26.8)	$57.4
Interest expense, net	—	4.9	38.6
Depreciation and amortization	—	1.2	61.8
Restructuring and other severance costs	—	0.4	1.5
Systems/organization establishment expenses	—	—	0.1
Acquisition and disposal costs	—	0.4	0.4
Loss on early extinguishment/modification of debt	—	0.2	1.6
Asset write-downs and other	—	—	0.1
Foreign exchange (gain) loss on financing activities, net	—	0.8	(0.9)
Other	—	0.1	—
Adjusted EBITDA from continuing operations	—	(18.8)	160.6
Discontinued operations - Plastic Compounding	8.5	—	8.5
Total Adjusted EBITDA	$8.5	$(18.8)	$169.1

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Nine months ended September 30, 2011

Income (loss) from continuing operations before taxes	$165.0	$61.8	$126.6	$83.6
Interest expense, net	26.5	6.9	9.2	16.8
Depreciation and amortization	58.8	43.3	53.6	40.4
Restructuring and other severance costs	7.0	1.9	—	0.5
Systems/organization establishment expenses	0.4	0.6	0.3	—
Acquisition and disposal costs	0.1	—	—	0.1
Loss on early extinguishment/modification of debt	7.8	1.7	—	4.0
Asset write-downs and other	0.1	—	—	0.2
Foreign exchange (gain) loss on financing activities, net	(0.5)	1.2	—	0.8
Other	0.6	—	3.4	—
Adjusted EBITDA from continuing operations	265.8	117.4	193.1	146.4
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$265.8	$117.4	$193.1	$146.4

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Nine months ended September 30, 2011

Income (loss) from continuing operations before taxes	$—	$(75.3)	$361.7
Interest expense, net	—	14.6	74.0
Depreciation and amortization	—	4.1	200.2
Restructuring and other severance costs	—	0.1	9.5
Systems/organization establishment expenses	—	—	1.3
Acquisition and disposal costs	—	0.2	0.4
Loss on early extinguishment/modification of debt	—	3.1	16.6
Asset write-downs and other	—	—	0.3
Foreign exchange (gain) loss on financing activities, net	—	(3.3)	(1.8)
Other	—	0.9	4.9
Adjusted EBITDA from continuing operations	—	(55.6)	667.1
Discontinued operations - Plastic Compounding	0.2	—	0.2
Total Adjusted EBITDA	$0.2	$(55.6)	$667.3

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Nine months ended September 30, 2010

Income (loss) from continuing operations before taxes	$115.8	$30.6	$32.3	$58.4
Interest expense, net	46.4	22.9	12.1	22.2
Depreciation and amortization	54.9	42.9	50.0	36.5
Restructuring and other severance costs	0.7	0.8	—	0.8
Systems/organization establishment expenses	0.8	0.3	0.3	0.1
Acquisition and disposal costs	0.4	0.1	—	—
Loss on early extinguishment/modification of debt	0.7	0.3	—	0.4
Asset write-downs and other	0.2	2.1	—	—
Foreign exchange (gain) loss on financing activities, net	(1.3)	—	—	(0.5)
Other	(0.6)	0.6	(0.2)	—
Adjusted EBITDA from continuing operations	218.0	100.6	94.5	117.9
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$218.0	$100.6	$94.5	$117.9

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Nine months ended September 30, 2010

Income (loss) from continuing operations before taxes	$—	$(69.3)	$167.8
Interest expense, net	—	13.1	116.7
Depreciation and amortization	—	4.1	188.4
Restructuring and other severance costs	—	0.5	2.8
Systems/organization establishment expenses	—	—	1.5
Acquisition and disposal costs	—	0.5	1.0
Loss on early extinguishment/modification of debt	—	0.2	1.6
Asset write-downs and other	—	0.1	2.4
Foreign exchange (gain) loss on financing activities, net	—	1.0	(0.8)
Other	—	(0.5)	(0.7)
Adjusted EBITDA from continuing operations	—	(50.3)	480.7
Discontinued operations - Plastic Compounding	25.6	—	25.6
Total Adjusted EBITDA	$25.6	$(50.3)	$506.3

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income attributable to Rockwood Holdings, Inc.	$75.9	$40.5	$348.4	$129.8
Net income attributable to noncontrolling interest	11.9	3.0	32.6	5.2
Net income	87.8	43.5	381.0	135.0
Income tax provision	34.4	16.4	101.0	46.4
Income from discontinued operations, net of tax	—	(2.5)	(0.9)	(13.6)
Gain on sale of discontinued operations, net of tax	—	—	(119.4)	—
Income from continuing operations before taxes	122.2	57.4	361.7	167.8
Interest expense, net	26.3	38.6	74.0	116.7
Depreciation and amortization	67.0	61.8	200.2	188.4
Restructuring and other severance costs	4.5	1.5	9.5	2.8
Systems/organization establishment expenses	0.3	0.1	1.3	1.5
Acquisition and disposal costs	0.2	0.4	0.4	1.0
Loss on early extinguishment/modification of debt	0.1	1.6	16.6	1.6
Asset write-downs and other	—	0.1	0.3	2.4
Foreign exchange loss (gain) on financing activities, net	2.4	(0.9)	(1.8)	(0.8)
Other	3.9	—	4.9	(0.7)
Adjusted EBITDA from continuing operations	226.9	160.6	667.1	480.7
Discontinued operations - Plastic Compounding	—	8.5	0.2	25.6
Total Adjusted EBITDA	$226.9	$169.1	$667.3	$506.3

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	September 30, 2011		September 30, 2010
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$75.9	$0.95	$38.0	$0.49

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	3.8	0.05	1.2	0.02
Mark-to-market swap loss	1.6	0.02	—	—
Systems/organization establishment expenses	0.3	0.01	—	—
Loss on early extinguishment/modification of debt	0.1	—	1.4	0.02
Asset write-downs and other	—	—	0.4	—
Foreign exchange loss on financing activities, net	1.2	0.01	0.4	—
Other	1.8	0.02	0.3	—
Subtotal	8.8	0.11	3.7	0.04

Adjustments to income from continuing operations:
Mark-to-market swap gain	—	—	(1.0)	(0.01)
Impact of tax related items	—	—	(0.6)	(0.01)
Subtotal	—	—	(1.6)	(0.02)

Total adjustments (a)	8.8	0.11	2.1	0.02

As adjusted	$84.7	$1.06	$40.1	$0.51

Weighted average number of diluted shares outstanding		80,030		78,086

(a) The tax effects of the adjustments are a benefit of $3.6 million for the three months ended September 30, 2011 and a provision of $0.1 million for the three months ended September 30, 2010, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Nine Months Ended		Nine Months Ended
	September 30, 2011		September 30, 2010
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$228.1	$2.85	$116.2	$1.50

Adjustments to expenses from continuing operations:
Loss on early extinguishment/modification of debt	13.5	0.17	1.4	0.02
Restructuring and other severance costs	7.5	0.09	2.2	0.03
Systems/organization establishment expenses	0.9	0.01	1.0	0.01
Asset write-downs and other	0.2	0.01	1.8	0.02
Other	2.9	0.04	0.3	—
Subtotal	25.0	0.32	6.7	0.08

Adjustments to income from continuing operations:
Foreign exchange gain on financing activities, net	(3.0)	(0.04)	(0.9)	(0.01)
Mark-to-market swap gain	(1.6)	(0.02)	(6.7)	(0.09)
Impact of tax related items	—	—	(4.8)	(0.06)
Subtotal	(4.6)	(0.06)	(12.4)	(0.16)

Total adjustments (a)	20.4	0.26	(5.7)	(0.08)

As adjusted	$248.5	$3.11	$110.5	$1.42

Weighted average number of diluted shares outstanding		79,907		77,671

(a) The tax effects of the adjustments are benefits of $7.9 million and $4.9 million for the nine months ended September 30, 2011 and 2010, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.